                                                                    Exhibit 10.2

                         OFFICER  RETIREMENT AGREEMENT
                         -----------------------------


          THIS AGREEMENT entered into this ___ day of _____________, ____, and becoming effective as of the ______ day of _____________, ____ between GEORGIA-PACIFIC CORPORATION, a Georgia corporation, having its principal office in
Atlanta, Georgia (hereinafter referred to as "G-P"), and .............
(hereinafter referred to as "Officer");

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Officer is and will be rendering valuable services to G-P and its Affiliates (as defined in Paragraph 9(f)), and G-P desires to receive the benefit of Officer's continued loyalty, service and counsel and to assist Officer in providing for the contingencies of death, disability and old age dependency;

                              IT IS HEREBY AGREED:

     1.   General.
          -------

          G-P agrees to make monthly payments ("Retirement Payments") to Officer or to Officer's eligible Surviving Spouse or Survivor(s) (as defined in this Agreement) pursuant to the provisions of this Agreement, provided that the applicable eligibility conditions set forth in Paragraphs 2 through 7 of this Agreement are met.

     2.   Normal Retirement.
          -----------------

          (a) "Normal Retirement" shall mean Officer's termination of employment after attaining age sixty-five (65) and having been continuously employed by G-P and/or its

Affiliates (as defined in Paragraph 9(f)) from the date of this Agreement (or any predecessor agreement described in Paragraph 18) through his/her date of termination. For purposes of this Paragraph 2(a), employment with an Affiliate shall be counted only for periods during which the Affiliate met the definition of "Affiliate" in Paragraph 9(f).

          (b) Normal Retirement Payments (determined as provided in Paragraph 2(c)) to Officer shall commence on the first day of the month following the last day for which Officer receives either vacation pay or base salary after termination of employment with G-P and its Affiliates ("pay-through date").
Such payments shall be made monthly on the first day of each month during the lifetime of Officer and, subject to the death benefit provisions of Paragraph 7 or any election under Paragraph 8, shall end with the payment for the month of his or her death.

          (c) Subject to any election by Officer permitted by Paragraph 8, the monthly Normal Retirement Payment to Officer shall be calculated as follows:

               (1) Fifty percent (50%) of Officer's average monthly Cash Salary (as defined below) for the last forty-eight (48) full calendar months of his or her employment by G-P and/or its Affiliates (or, if fewer, all full calendar months of his or her employment with G-P and/or its Affiliates which immediately precede termination of such employment);

               (2) Less the Annuity Equivalent (as defined below) of benefits, if any, payable to or on behalf of Officer under all other retirement compensation plans maintained by G-P and/or its Affiliates (as defined below), which are attributable to contributions made by G-P and/or its Affiliates (excluding any Cash Salary which he or she elected to defer under such plans). For purposes of this paragraph the following terms are defined as follows:

                    (A) "Cash Salary" - shall mean base salary, annual incentive bonuses and any cash salary or annual incentive bonus which Officer elected to defer, and excludes, without limitation, severance payments of any kind, deferred compensation under any long-term incentive program, bonuses for purpose of offsetting taxation and any other incentive compensation; provided that annual incentive bonuses shall be counted in the year(s) or partial year(s) with respect to which they are earned (rather than in the year of payment) and shall be prorated for partial years (if not already prorated to reflect partial year participation) included in the forty-eight (48) month averaging period and provided, further, that if the annual incentive bonus amount with respect to any part of that period is unavailable at the time Retirement Payments are to commence, an estimated benefit will be paid based on the available compensation data, subject to a retroactive adjustment when final data are available.

                    (B) "Annuity Equivalent" - of a given benefit shall mean an actuarially equivalent benefit in the form in which Officer's Retirement Payments will be paid, determined as of Officer's last day worked for G-P and its Affiliates ("Officer's last day worked") using the then applicable mortality table specified under the Georgia-Pacific Corporation Salaried Pension Plan (the "SPP"), statutory restrictions on qualified plan benefits as in effect on Officer's last day worked (if any) and the immediate interest rate published and used by the Pension Benefit Guaranty Corporation for plan terminations occurring during the first month of the calendar quarter during which Officer's last day worked occurs (if the PBGC rate is not available, the then applicable interest rate specified in the SPP will be used); provided, however, that notwithstanding the foregoing, if the Officer elects to retain his or her SPP benefits in the SPP after Officer's last day worked and the amount of those benefits is increased due to adjustments in the statutory restrictions on qualified plan benefits between Officer's last day worked and the date of distribution of his or her SPP benefits, Officer's benefits under this Agreement will be recalculated with respect to the first payment due after the date of the SPP distribution (and all future payments) solely to reflect the greater offset necessitated by the above-described increase in the SPP benefit; and provided further that with respect to benefits under retirement compensation plans maintained by G-P and/or its Affiliates which depend on investment performance and which are either in Officer's plan account on his or her last day worked or have been distributed to Officer prior to his last day worked, G-P's actuarial equivalent calculation shall take into account such investment performance by deeming the appropriate investment gain between the date of any such distribution of benefits and Officer's last day worked to be the Periodic Adjustment Percentage under the SPP as in effect from time to time during that period and the investment gain for periods after Officer's last day worked to age sixty-two (62) (if not attained at Officer's last day worked) to be the Periodic Adjustment percentage for the SPP as of Officer's last day worked.

                    (C) "Retirement compensation plans maintained by G-P and/or its Affiliates" - shall mean any qualified or non-qualified retirement plans covering Officer including, without limitation, the Georgia-Pacific Corporation Salaried 401(k) Plan (formerly the Georgia-Pacific Corporation Savings and Capital Growth Plan) and the SPP, but excluding any former Georgia-Pacific Corporation employee stock ownership plan to the extent that benefits under such plans are attributable to contributions made by G-P and/or its Affiliates.

     3.   Early Retirement.
          ----------------

          (a) "Early Retirement" shall mean Officer's termination of employment with G-P and its Affiliates after reaching age fifty-five (55) and having completed at least fifteen (l5) years of Service (as defined in Paragraph 10).

          (b) If Officer is eligible for Early Retirement under Paragraph 3(a), the Early Retirement Payments (determined as provided in Paragraph 3(c)) to Officer shall commence on the first day of the month following the Officer's pay-through date. Such payments shall be made monthly on the first day of each month during the lifetime of the Officer and, subject to the death

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benefit provisions of Paragraph 7 or any election under Paragraph 8, shall end with the payment for the month of his or her death.

          (c) Subject to any election by Officer permitted by Paragraph 8, the monthly Early Retirement Payment payable to Officer shall be calculated as follows:

               (1) Determine the monthly Normal Retirement Payment to which the Officer would be entitled if the Officer were eligible for Normal Retirement under Paragraph 2(a) as of Officer's date of termination of employment;

               (2) Multiply the result in subparagraph (c)(1) by the appropriate early commencement percentage as indicated below:

                Age of Officer
          At Commencement of Benefits           Percentage
          ---------------------------           ----------

                      62                           100%
                      61                            96%
                      60                            92%
                      59                            88%
                      58                            84%
                      57                            80%
                      56                            76%
                      55                            72%

     4.   Termination.
          -----------

          (a) Officer will be eligible for Termination Payments if Officer's employment terminates for any reason other than Normal Retirement, Early Retirement, Pre-Termination Disability or Pre-Termination Death (under Paragraphs 2(a), 3(a), 5(a) or 6(a), respectively) after Officer has completed at least three (3) years of Service (as defined in Paragraph 10).

          (b) Termination Payments (determined as provided in Paragraph 4(c)) to Officer shall commence on the first day of the month following the Officer's pay-through date or the Officer's attainment of the age of sixty-two (62) years, whichever last occurs. Such payments shall be made monthly on the first day of each month during the lifetime of the Officer and, subject to the death benefit provisions of Paragraph 7 or any election under Paragraph 8, shall end with the payment for the month of his or her death.

          (c) Subject to any election by Officer permitted by Paragraph 8, the monthly Termination Payment payable to Officer shall be calculated as follows:

               (1) Determine the Normal Retirement Payment to which the Officer would be entitled if the Officer were eligible for Normal Retirement under Paragraph 2(a) as of the date of the Officer's termination of employment;

               (2) Multiply that amount by a fraction, the numerator of which shall equal the number of Officer's completed years of Service at the date his or her employment terminates or fifteen (l5), whichever is less, and the denominator of which shall be fifteen (l5).

     5.   Pre-Termination Disability.
          --------------------------

          (a) Officer will be eligible for Pre-Termination Disability Payments if Officer's employment terminates by reason of disability (as defined in Paragraph 5(d)) after the completion of at least one (l) year of Service.

          (b) Pre-Termination Disability Payments (determined as provided in Paragraph 5(c)) to Officer shall commence on the first day of the month following the Officer's pay-through date. Such payments shall be made monthly on the first day of each month during the lifetime of the Officer and, subject to the death benefit provisions of Paragraph 7 or any election under Paragraph 8(b), shall end with the payment for the month of his or her death.

          (c) Subject to any election by Officer permitted by Paragraph 8(b), the amount of the monthly Pre-Termination Disability Payment payable to Officer shall be calculated as follows:

               (1) Determine the monthly Normal Retirement Payment to which the Officer would be entitled if the Officer were eligible for Normal Retirement under Paragraph 2(a) as of the Officer's date of termination due to disability;

               (2) Multiply the result in subparagraph (c)(1) by the appropriate early commencement percentage as indicated below:

              Age of Officer
              At Termination
          Because of Disability              Percentage
          ---------------------              ----------

                    64                          100%
                    63                          100%
                    62                          100%
                    61                           94%
                    60                           88%
                    59                           82%
                    58                           76%
                    57                           70%
                    56                           64%
                    55                           58%
                    54 and prior                 50%

          (d) For purposes of this Paragraph 5, Officer shall be deemed to have terminated employment by reason of disability if, as of the date of his or her termination of employment, Officer is "totally disabled" as defined under the Georgia-Pacific Corporation Salaried Long-Term Disability Plan (the "LTD Plan") (whether or not Officer actually participates in that plan at the time) as determined by the Plan Administrator of the LTD Plan.

          (e) If Officer shall be participating in the LTD Plan at the time Officer's employment terminates by reason of disability, Retirement Payments payable under this Paragraph 5 shall be in addition to those payable under the LTD Plan, and there shall be no offset of benefits payable under this Agreement as a result of payments under the LTD Plan.

     6.   Pre-Termination Death.
          ---------------------

          (a) Officer's spouse at the time of his or her death (the "Surviving Spouse") will be eligible for Pre-Termination Death Payments if Officer's employment terminates by reason of death after the completion of at least one
(l) year of Service.

          (b) Pre-Termination Death Payments to Officer's Surviving Spouse shall commence on the first day of the month following the later of the Officer's date of death or the Officer's pay-through date. Such payments shall be made monthly on the first day of each month during the lifetime of the Officer's Surviving Spouse only and shall end with the payment for the month of his or her death.

          (c) The amount of the monthly Pre-Termination Death Payment payable to Officer's Surviving Spouse shall be calculated as follows:

               (1) Determine the monthly Normal Retirement Payment to which the Officer would be entitled if the Officer were eligible for Normal Retirement under Paragraph 2(a) as of the Officer's date of death;

               (2) Multiply the result in subparagraph (c)(1) by the appropriate early commencement percentage as indicated below:

                    Age of Officer
                       At Death           Percentage
                    --------------        ----------

                           64                50%
                           63                50%
                           62                50%
                           61                47%
                           60                44%
                           59                41%
                           58                38%
                           57                35%
                           56                32%
                           55                29%
                      54 and prior           25%

     7.   Post-Termination Death.
          ----------------------

          (a) Officer's Survivor(s) (as defined in Paragraph 7(d)(4)) will be eligible for Post-Termination Death Payments if:

               (1) Officer dies after Retirement Payments under this Agreement have commenced; or

               (2) Officer dies after the Officer's employment with G-P and its Affiliates has terminated, but before Retirement Payments pursuant to Paragraphs 2(b), 3(b), 4(b) or 5(b) have commenced, and at a time when the Officer has met the eligibility requirements for benefits under this Agreement stated in Paragraphs 2(a), 3(a), 4(a) or 5(a).

          (b) Post-Termination Death Payments to Officer's eligible Survivor(s) shall commence on the first day of the month following the latest of:

               (1)  Officer's date of death, or

               (2) If eligible under Paragraph 7(a)(1), the last day of the period for which Officer's Retirement Payments have been paid, or

               (3) If eligible under Paragraph 7(a)(2), Officer's pay-through date. If the Survivor (as defined in Paragraph 7(d)(4)) is an Original Spouse (as defined in Paragraph 7(d)(1)) or a New Spouse (as defined in Paragraph 7(d)(2)), such payments shall be made monthly on the first day of each month during the lifetime of such Survivor only and shall end with the payment for the month of his or her death. If the Survivor is a Beneficiary (as defined in Paragraph 7(d)(3)) pursuant to an election by Officer under Paragraph 8(a)(2), such payments shall be made monthly only for the remainder of the 120-month term of payments specified by such election.

          (c) The amount of the monthly Post-Termination Death Payment payable to a Survivor of Officer shall be calculated as follows:

               (1) If Officer dies after his or her Retirement Payments under this Agreement have commenced:

                    (A) If Officer has made no effective election under Paragraph 8, Officer's Original Spouse shall be entitled to the payment of a monthly Post-Termination Death Payment for the rest of such spouse's lifetime equal to fifty percent (50%) of the monthly Retirement Payment which was being paid to Officer immediately before his or her death;

                    (B) If Officer has made an effective election under Paragraph 8, Officer's Survivor specified in such election shall be entitled to the payment of monthly Post-Termination Death Payments in the form and to the extent contemplated in the applicable election.

               (2) If Officer dies prior to the commencement of his or her Retirement Payments under this Agreement and at the time of his death has met the requirements for such payments in accordance with Paragraph 7(a)(2):
                    (A) If Officer has made no effective election under Paragraph 8, Officer's Original Spouse shall be entitled to the payment of a monthly Post-Termination Death Payment for the rest of such spouse's lifetime equal to fifty percent (50%) of the accrued monthly Retirement Payment (as of the date of death) which would have been payable to Officer at age sixty-two (62); provided, however, that if Officer dies prior to attaining age sixty-two (62), the survivor benefit shall be further reduced
     (i) as provided in Paragraph 5(c)(2) (if Officer was not eligible for Early Retirement under Paragraph 3(a) at the time of his termination of employment) or (ii) by multiplying the unreduced (50%) death benefit by the appropriate early commencement percentage listed below (if Officer was eligible for Early Retirement under Paragraph 3(a) at the time of his termination of employment):

                      Age of Officer
                     At Date of Death            Percentage
                     ---------------------       ----------

                            62                       100%
                            61                        96%
                            60                        92%
                            59                        88%
                            58                        84%
                            57                        80%
                            56                        76%
                            55                        72%
                            54 or earlier             60%

               (B) If Officer has made an effective election under Paragraph 8, Officer's Survivor specified in such election shall be entitled to the payment of monthly Post-Termination Death Payments in the form and to the extent contemplated in the applicable election determined as follows: (i) Calculate the Retirement Payment the Officer would have received in the elected form at age sixty-two (62); (ii) if Officer died prior to attaining age sixty-two (62), reduce the result in clause (i) by multiplying it by the appropriate early commencement percentage specified in Paragraph 7(c)(2)(A)(ii) (if Officer was eligible for Early Retirement under Paragraph 3(a) at the time of his termination of employment) or specified below (if Officer was not eligible for Early Retirement under Paragraph 3(a) at the time of his termination of employment):

                     Age of Officer
                     Date of Death               Percentage
                     -------------               ----------

                           64                        100%
                           63                        100%
                           62                        100%
                           61                         94%
                           60                         88%
                           59                         82%
                           58                         76%
                           57                         70%
                           56                         64%
                           55                         58%
                           54 and prior               50%

     (iii) determine the lifetime and survivor payments under the benefit form elected by Officer as provided in Paragraph 8, based on the result in clause (ii); and (iv) the benefit payable to the Survivor will be the survivor payment under the elected optional form of benefit as determined in accordance with clause (iii). For purposes of clause (iii), the base or original form of benefit used for the actuarial conversion shall be, in the case of an election under Paragraph 8(b), a life annuity for Officer's life expectancy in the amount determined under clause (ii) above, or, in the case of an election under Paragraph 8(a), a life annuity for Officer's life expectancy in the amount determined under clause (ii) followed (if and only if Officer had an Original Spouse at the time of his death) by a survivor annuity payable to his Original Spouse (if any) with payments of 50% of such amount.

          (d) For purposes of this Paragraph 7 only (except where otherwise specified):

               (1) "Original Spouse" mean a spouse who is Officer's lawful spouse on the date of Officer's death and, in the case of Paragraph 7(c)(1)(A), on the date Officer's benefits under this Agreement commenced.

               (2) "New Spouse" means the spouse who is Officer's lawful spouse on the date Officer makes an election described in Paragraph 8(b) and on the date of Officer's death.

               (3) "Beneficiary(ies)" means the person(s) (which may include a trust or Officer's estate) designated in writing by Officer (in a form acceptable to G-P) prior to the commencement of benefits to receive the remaining Retirement Payments due upon Officer's death pursuant to Officer's election of the benefit form described in Paragraph 8(a)(2) (effective upon receipt by G-P). Any such designation is subject to the provisions of Paragraph 8(d).

               (4) "Survivor" means, as appropriate, the Original Spouse, a New Spouse or any Beneficiary of Officer.

     8.   Alternative Benefit Forms.
          -------------------------

          (a) An Officer eligible for Retirement Payments under Paragraphs 2(a), 3(a) or 4(a) may elect in writing (in a form acceptable to G-P) at any time specified in this Paragraph 8 to have such Retirement Payments paid in one of the following alternative forms in lieu of any other benefit payment form available under this Agreement:

                (1) An annuity which provides monthly payments to Officer for his or her lifetime and, upon Officer's death, provides monthly payments to his or her Original Spouse (as defined in Paragraph 7(d)(1)) for his or her lifetime equal to 100% of the payments made to Officer prior to his death.

                (2) Substantially equal monthly payments for a period of 120 months which continue at the same level to Officer's Beneficiaries if Officer dies prior to the completion of such 120-month period.

          (b) Notwithstanding anything in Paragraph 7 to the contrary, if Officer is entitled to Retirement Payments and, after termination of employment with G-P and/or its Affiliates, (i) Officer marries or remarries after the date his or her Retirement Payments commence, and (ii) Officer desires to provide for the payment of a survivor benefit to his or her New Spouse if such spouse survives Officer, Officer shall have the right to make an irrevocable election (in a form satisfactory to G-P) to convert the monthly Retirement Payments to which he or she is then entitled under this Agreement into an actuarially equivalent benefit which will provide a reduced monthly Retirement Payment to Officer for his or her lifetime and, if Officer's New Spouse survives Officer and is still married to Officer at the time of his death, will provide such New Spouse with a monthly benefit equal to fifty percent (50%) of Officer's reduced monthly Retirement Payments for the rest of such new spouse's lifetime. If Officer marries or remarries after termination because of disability under Paragraph 5, the provisions of this subparagraph (without regard to clause (i)) shall apply.

          (c) Any election under subparagraph (a) shall be immediately effective upon receipt by G-P if made within ninety (90) days prior to commencement of Retirement Payments pursuant to Paragraphs 2, 3 or 4; otherwise, such election shall not be effective until the first anniversary of the date it is received by G-P. Notwithstanding anything in this Paragraph 8 to the contrary, if Officer is married on the date his/her Retirement Payments commence, no election by Officer under Paragraph 8(a)(2) shall be effective unless Officer's spouse on such date has consented in writing to the election. Any election under subparagraph (b) shall be effective as specified in the election (but in no event prior to the first of the month following receipt of the election by G-P). If Officer makes an election under this Paragraph 8, the Retirement Payments to which he or she is otherwise entitled under Paragraphs 2, 3 or 4 of this Agreement shall be modified so that the new benefit form is actuarially equivalent (as determined by G-P using the actuarial factors specified in Paragraph 2(c)) to the original form of the affected Retirement Payments. Any election under this Paragraph 8 may be revoked by Officer at any time before the commencement of Retirement Payments (or, in the case of an election under subparagraph (b), modified Retirement Payments), but becomes irrevocable upon such commencement.

          (d) If Officer is married at the time he or she originally submits or later modifies his or her Beneficiary designation in connection with an election under Paragraph 8(a)(2) and the Beneficiary designated is not Officer's then current spouse, such Beneficiary designation will not be effective unless accompanied by written consent of such current spouse. Notwithstanding anything to the contrary in this Agreement, any Beneficiary designation on file at the time Officer dies which names as a Beneficiary a person or entity other than Officer's spouse at such time without such spouse's written consent shall be void and shall not be recognized for purposes of this Agreement. If no Beneficiary has been effectively designated by Officer at the time of his or her death, Officer's Beneficiary shall be Officer's spouse as of his or her date of death or, if Officer has no spouse at that time, Officer's estate.

     9.   Forfeiture of Benefits.
          ----------------------

          (a) General Rule. Officer and G-P agree that G-P shall have the right to forfeit all benefits otherwise payable under this Agreement to or on behalf of Officer if Officer:

                (1) competes with G-P or any Affiliate within the meaning of Paragraph 9(b);

                (2) discloses trade secrets or confidential information of G-P or any Affiliate within the meaning of Paragraph 9(c); or

                (3) solicits employees of G-P or any Affiliate within the meaning of Paragraph 9(d).

G-P's rights under this Paragraph 9 shall expire and shall have no further force or effect effective upon the occurrence of a Change in Control of G-P (as such term is defined in Section 2(e) of the Georgia-Pacific Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan or any successor to such plan).

          (b)   Competition.

                (1) Officer will be deemed to have competed with G-P or any Affiliate within the meaning of this Paragraph 9(b) if, during the three
     (3) year period commencing on the date Officer's employment with G-P and all Affiliates terminates, Officer directly or indirectly (whether as an owner, partner, stockholder, investor, officer, director, employee, agent, independent contractor, sales representative (if his or her responsibilities at G-P or any Affiliate included sales), or consultant carries on, is engaged in, concerned with or takes part in the performance of services for any "competitor of G-P" which are substantially the same as the services Officer provided to G-P or any Affiliate anywhere in the geographic area[s] where Officer is performing such services for G-P or any Affiliate as of the date he or she executes this Agreement, which may, with the mutual consent of the parties, be specified on an Exhibit A attached to this Agreement. If such an Exhibit A is appended to this Agreement, G-P, with Officer's approval, may from time to time update the exhibit to reflect changes in Officer's responsibilities.

                (2) For purposes of this Paragraph 9(b), the phrase "competitor of G-P" means an entity with offices in the United States or Canada which, when combined with its affiliates (i) has or, at any time in the two (2) year period before or after Officer's employment with G-P or any Affiliate terminates, had at least U.S. $500,000,000 in annual sales and (ii) manufactures, sells, and/or markets products or services which compete with any products or services manufactured, sold and/or marketed by G-P or any Affiliate while Officer was employed by G-P or any Affiliate and with respect to which G-P and its Affiliates holds or, at any time in the two (2) year period before Officer's employment with G-P or any Affiliate terminates, held at least 10% of the relevant market. An entity's "affiliates" under this Paragraph 9(b)(2) shall be determined by applying the definition under Paragraph 9(f) to determine whether an organization is an affiliate of G-P except that the name of the entity shall be substituted in the definition for G-P.

          (c)   Trade Secrets or Confidential Information.

                (1) Trade Secrets. Officer will be deemed to have disclosed trade secrets within the meaning of this Paragraph 9(c) if during the term of Officer's employment with G-P or any Affiliate, or thereafter, Officer fails to hold in confidence for the benefit of G-P or any Affiliate, or directly or indirectly uses or discloses, except as authorized by G-P or any Affiliate in connection with the performance of Officer's duties and responsibilities for G-P or any Affiliate, any "trade secret", as defined hereinafter, that Officer may have or acquire during the term of Officer's employment with G-P or any Affiliate for so long as such information remains a trade secret. The term "trade secret" as used in this Agreement means any "trade secret" as defined under applicable state law plus any information, without regard to form, including but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which is not commonly known by or available to the public and which information (1) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (2) is the subject of reasonable efforts by G-P or any Affiliate, or the entity from which the information was received, to maintain its secrecy or confidentially.

                (2) Confidential Information. Officer will be deemed to have disclosed confidential information within the meaning of this Paragraph 9(c) if during the term of Officer's employment with G-P or any Affiliate, or during the one (1) year period commencing on the date Officer's employment with G-P and all its Affiliates terminates, Officer fails to hold in a confidence for the benefit of G-P or any Affiliate, or directly or indirectly uses or discloses, except as authorized by G-P or any Affiliate in connection with the performance of Officer's duties and responsibilities for G-P or any Affiliate, any confidential information, as defined hereinafter, that Officer may have or acquire (whether or not developed or compiled by Officer and whether or not Officer has been authorized to have access to such confidential or proprietary information) during the term of his employment with G-P or any Affiliate. The term "confidential information" as used in this Agreement means any secret, confidential or proprietary information of G-P or an Affiliate, including information received by G-P or any Affiliate, or Officer from any customer or client or potential customer or client of G-P or any Affiliate, not otherwise included in the definition of "trade secret" in Paragraph 9(c)(1), in each case except for information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the customer or client to which such information pertains.

          (d)   Solicitation.

                (1) Solicitation of Employees. Officer will be deemed to have solicited employees of G-P or any Affiliate within the meaning of this Paragraph 9(d) if during the term of Officer's employment with G-P or any Affiliate, or at any time during the two (2) year period commencing on the date Officer's employment with G-P and all Affiliates terminates, Officer solicits any employee of G-P or any Affiliate with whom Officer had material contact during Officer's employment to leave his or her employment with G-P or any Affiliate for the purpose of competing with G-P or any Affiliate for any reason, either individually, or as an owner, partner, employee, agent, consultant, advisor, contractor, salesman, stockholder, investor, officer, director, or other member of any corporation, partnership, venture or other business entity.

                (2) Solicitation of Customers. Officer will be deemed to have solicited customers of G-P or any Affiliate within the meaning of this Paragraph 9(d) if during the term of Officer's employment with G-P or any Affiliate, or at any time during the two (2) year period commencing on the date Officer's employment with G-P and all Affiliates terminates, Officer solicits any customer and/or client of G-P or any Affiliate with whom Officer had material business contact during Officer's employment for the purpose of competing with G-P or any Affiliate or for the purpose of inducing such customer and/or client to do business with Officer, either individually, or as an owner, partner, employee, agent, consultant, advisor, contractor, salesman, stockholder, investor, officer, director, or other member of any corporation, partnership, venture, or other business entity.

          (e) Construction. Officer acknowledges and agrees that, in light of the confidential and proprietary nature of Officer's duties and the fact that G-P and the Affiliates compete throughout the United States and Canada, the protections set forth in this Paragraph 9 are reasonable, fair and equitable in scope, terms and duration and are necessary to protect the legitimate business interests of G-P and any Affiliate. If any portion or portions of this Paragraph 9 is determined to be unenforceable as drafted, it is the intention of G-P and Officer that, to the extent permitted by applicable law, the unenforceable portion or portions of this Paragraph 9 shall be severed or restricted (as the case may be) and that, except as so severed or restricted, the terms of this Paragraph 9 shall be enforced.

          (f) Affiliate. The term "Affiliate" as used in this Agreement shall be any organization whose employees are treated as employees of G-P under section 414(b) or section 414(c) of the Internal Revenue Code of 1986, as amended (or the corresponding provisions of any successor statute), or which is treated as an "affiliate" of G-P under Rule 144 in the General Rules and Regulations under the Securities Act of 1933.

     10. For purposes of this Agreement, "Service" shall mean a period of unbroken employment with G-P and/or its Affiliates, provided however that employment with an Affiliate shall be counted only for periods during which the Affiliate met the definition of "Affiliate" in Paragraph 9(f).

     11. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between G-P and Officer, or Officer's spouse, or any other person. This Agreement does not create any escrow account, trust fund or any other form of asset segregation. Any Retirement Payments due under the provisions of this Agreement shall be paid from the general funds of G-P, except that in the event of a Change of Control (as defined in Paragraph
9), any Retirement Payment may be made from any trust established and funded by G-P for such purposes. If a trust is established and funded by G-P to pay Retirement Payments under this and similar Agreements in connection with a Change of Control, Officer shall also be deemed to be a beneficiary of such trust with such rights with respect to the trust corpus as may be defined in the governing trust agreement and applicable law.

     12. The right of Officer or any other person to Retirement Payments under this Agreement shall not be subject to the claims of their creditors or others, nor to legal process, and shall not be assigned, transferred, pledged or encumbered.

     13. Nothing contained herein shall be construed as conferring upon Officer the right to continue in the employ of G-P and/or its Affiliates as an executive or in any other capacity.

     14. The annual Retirement Payments provided for by this Agreement shall not constitute "compensation" for purposes of computing compensation for any qualified deferred compensation plan maintained by G-P or its Affiliates.

     15. The Compensation Committee of the Board of Directors of G-P (the "Committee") shall have full power and authority to interpret, construe and administer this Agreement and the Committee's interpretation and construction thereof, and actions thereunder shall be binding and conclusive on all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

     16. This Agreement shall be binding upon and inure to the benefit of G-P and its Affiliates, its successors and assigns, and to the Officer and Officer's heirs, executors, administrators and legal representatives.

     17. All actions for the enforcement of any rights under, or interpretation of, this Agreement shall be brought in the courts of the State of Georgia or (to the extent that jurisdictional requirements permit) in federal courts located in the State of Georgia, and all parties to this Agreement agree to be subject to the jurisdiction of such courts for the purpose of any such actions. This Agreement shall be construed and its provisions enforced and administered in accordance with the laws of the State of Georgia and, to the extent applicable, federal law.

     18. It is understood and agreed by the parties that if there is an Executive Retirement Agreement between Officer and G-P entered into prior to the date of this Agreement, this Agreement is a mutually-agreed amendment and restatement of such Agreement, and any such prior Agreement is acknowledged to be superseded by this Agreement as of the effective date of this Agreement specified above.

     19.  Any notices required by this Agreement shall be sent as follows:

        If to:  Officer:      Name and address

                              ________________

                              ________________


                G-P:          Georgia-Pacific Corporation
                              133 Peachtree Street, N.E.
                              Atlanta, Georgia 30303

                              Attention: Chairman, Chief Executive Officer
                                          and President

Any party may specify in writing to the other party a change of address for purposes of this Paragraph 19, and any such change shall be effective upon receipt of such written notice.

     IN WITNESS WHEREOF, G-P has caused this Agreement to be executed by its duly authorized officer and Officer has hereunto set his/her hand as of the date first above written.

                                 GEORGIA-PACIFIC CORPORATION


                                 By: ____________________________________
                                       A. D. Correll
                                       Chairman, Chief Executive Officer
                                        and President


                                 OFFICER:


                                 ________________________________________
                                       Signature


                                 ________________________________________
                                       Date Signed